Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

American Midstream Partners, LP

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of American Midstream Partners, LP (the “Partnership”) of our report dated March 3, 2017, relating to the financial statements of Pinto Offshore Holdings, LLC, appearing as Exhibit 99.1 to the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016. Our report contains an explanatory paragraph regarding the restatement of the 2015 financial statements.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO USA, LLP

Houston, Texas

January 31, 2018